Exhibit 10.1

Performance Share Agreement

Name of Participant:	Participant Name
Target Number of Performance Shares:	# of Shares
Grant Date:	February 8, 2019
Performance Period:	January 1, 2019 – December 31, 2021

This Performance Share Agreement (“Agreement”) evidences the grant to the Participant by Chipotle Mexican Grill, Inc. (the “Company”) of the right to receive shares of Common Stock of the Company, $.01 par value per share (“Common Stock”), on the terms and conditions provided for herein pursuant to the Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan (the “Plan”).  Except as specifically set forth herein, this Agreement and the rights granted hereunder are expressly subject to all of the terms, definitions and provisions of the Plan as it may be amended and restated from time to time. Capitalized terms used in this Agreement and not defined herein shall have the meanings attributed to them in the Plan.

1.    Grant of Performance Shares.  Subject to the terms and provisions of this Agreement and the Plan, the Company hereby grants to Participant the right to be issued shares of Common Stock as provided in this Agreement, including Appendix A hereto (the “Performance Shares”), subject to the following conditions:

(a)    Certification by the Committee of the extent to which the Performance Goals set forth on Appendix A have been achieved;

(b)    Participant being continuously employed (subject to the provisions of Section 2) with the Company (as defined in the Plan) from the Grant Date through the final day of the Performance Period; and

(c)    The satisfaction or occurrence of any additional conditions to vesting set forth on Appendix A.

The date on which all of the conditions set forth above are satisfied is the “Vesting Date,” and the Company will issue one share of Common Stock for each Performance Share earned and vested to the Participant on the March 15th immediately following the Performance Period, subject to (i) earlier payment in connection with a Change in Control under Section 3(c) or to the extent administratively practicable following the Vesting Date, or (ii) later payment as permitted without resulting in tax under Section 409A of the Code (the date of such issuance of shares following the Vesting Date, the “Payout Date”).

This Agreement represents the Company’s unfunded and unsecured promise to issue Common Stock at a future date, subject to the terms of this Agreement and the Plan.  Participant has no rights under this Agreement other than the rights of a general unsecured creditor of the Company.

Subject to the satisfaction of any tax withholding obligations described in Section 6 below, Participant may elect to defer the receipt of any of the shares of Common Stock underlying the Performance Shares by submitting to the Company a deferral election in the form provided by the Company.  In the event Participant intends to defer the receipt of Performance Shares, Participant must submit to the Company a completed deferral election form no later than the Final Election Date (as defined below). By submitting such deferral election, Participant represents that he/she understands the effect of any such deferral under relevant federal, state and local tax and social security laws, including, but not limited to, the fact that social security contributions may be due upon the Vesting Date notwithstanding the deferral election.  Any deferral election may be amended or terminated prior to the Final Election Date.  A deferral election shall become irrevocable on the Final Election Date and any deferral election or revision of a deferral election submitted after the Final Election Date shall be void and of no force or effect.  The “Final Election Date” shall be the last business day occurring on or before the date that is six months prior to the final day of the Performance Period, provided that in no circumstances will the Final Election Date be later than the date Participant ceases to provide services to the Company or the date that the making of such election causes the Performance Shares to become subject to the excise tax pursuant to Code Section 409A.

2.    Termination of Employment. Subject to the provisions that follow in this Section 2 and Section 3, if at any time prior to the expiration of the Performance Period Participant’s service with the Company terminates, then notwithstanding any contrary provision of this Agreement, the Performance Shares subject to this Agreement will be forfeited and cancelled automatically as of the date of such termination, and no shares of Common Stock will be issued hereunder.

Notwithstanding the foregoing or any contrary provision in the Plan, if Participant’s employment terminates prior to the Vesting Date as a result of Participant’s death, or the Committee determines that such termination is in connection with Participant’s Retirement (as defined below), or is as a result of Participant’s medically diagnosed permanent physical or mental inability to perform his or her job duties, then the award evidenced by this Agreement will continue in force following the date of such termination, and, subject to any then effective deferral election, a pro-rata portion of the shares of Common Stock underlying the Performance Shares will be issued to Participant (or if applicable his or her estate, heirs or beneficiaries) on the Payout Date, in an amount reflecting the period of Participant’s continued service to the Company from and after the Grant Date through the date of termination of Participant’s service.  The Committee will determine the pro-rata portion of the Performance Shares to be paid out under the following formula:  Total number of shares of Common Stock issuable on account of attaining the Performance Goals based upon the actual performance results during the Performance Period multiplied by a fraction, the numerator of which is the number of days of service following the Grant Date and occurring during the Performance Period and the denominator of which is the total number of days following the Grant Date through the final day of the Performance Period.

For purposes of this Section 2, “Retirement” means that a Participant having a combined Age and Years of Service (as those terms are defined below) of at least 70 (a) has given the Chief Executive Officer of the Company or his or her designee at least six months prior written notice of such Participant’s retirement; (b) has signed and delivered to the Company an agreement providing for such restrictive covenants, for a period of two years after such retirement, as may be determined from time to time by the Committee, based on individual facts and circumstances, to be reasonably necessary to protect the Company’s interests, (c) has signed and delivered to the Company, within 21 days of the Executive’s date of employment termination (or such later time as required under applicable law) a general release agreement of claims against the Company and its affiliates in a form reasonably acceptable to the Committee, which is not later revoked, and (d) voluntarily terminates from service with the Company.  The term “Age” of a Participant means (as of a particular date of determination), the Participant’s age on that date in whole years and any fractions thereof, and the term “Years of Service” means the number of years and fractions thereof during the period beginning on a Participant’s most recent commencement of employment with the Company or a subsidiary or parent of the Company (or such other Company-associated entity as the Committee may determine from time to time) and ending on the date of such Participant’s termination of service with the Company or a subsidiary or parent of the Company.  The Participant’s refusal to meet any of the conditions set forth in (a), (b), (c) or (d) above, or breach of any agreement entered into pursuant to (b) or (c) above, shall constitute a waiver by the Participant of the benefits attributable to Retirement under this Agreement.

Notwithstanding the foregoing, if at any time prior to the Payout Date Participant’s service with the Company terminates for Cause, then notwithstanding any contrary provision of this Agreement, the Performance Shares subject to this Agreement will be forfeited and cancelled automatically as of the date of such termination, and no shares of Common Stock will be issued hereunder.

3.    Change in Control.

(a)    In the event of a Change in Control that does not also constitute a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” under Treas. Reg. § 1.409A-3(i)(5), then (i) the Performance Shares subject to this Agreement shall remain outstanding, (ii) the Performance Shares shall continue to be subject to the terms of this Agreement, and (iii) the provisions of the first  paragraph of Section 7(b) of the Plan (regarding rights upon a Qualifying Termination) shall not apply to such Performance Shares.

(b)    In the event of a Change in Control that is also a “change in the effective control of a corporation” under Treas. Reg. § 1.409A-3(i)(5)(vi), then  (i) the Performance Shares subject to this Agreement shall remain outstanding, (ii) the Performance Shares shall continue to be subject to the terms of this Agreement, (iii) the provisions of the first paragraph of Section 7(b) of the Plan shall apply to such Performance Shares, and (iv) such Performance Shares shall be paid out upon the Payout Date based upon the actual level of performance.

(c)    In the event of a Change in Control that is also a “change in the ownership of a corporation” under Treas. Reg. § 1.409A-3(i)(5)(v) or a “change in the ownership of a substantial portion of a corporation’s assets” under Treas. Reg. § 1.409A-3(i)(5)(vii) (a “Special CIC”), the Performance Shares subject to this Agreement shall immediately vest and the Participant shall receive, within 10 days of such Special CIC, the consideration (including all stock, other securities or assets, including cash) payable in respect of the Target Number of Performance Shares (or, if greater, the number of Performance Shares based on actual performance from the beginning of the Performance Period until the Special CIC, as reasonably determined by the Committee based on available information) as if they were vested, issued and outstanding at the time of such Special CIC; provided, however, that with respect to Performance Shares that are otherwise subject to a “substantial risk of forfeiture” under Treas. Reg. § 1.409A-1(d) and to the extent permitted by Treas. Reg. § 1.409-3, the Committee may arrange for the substitution for the Performance Shares with the grant of a replacement award (the “Replacement Award”) to Participant of shares of restricted stock of the surviving or successor entity (or the ultimate parent thereof) in such Change in Control, but only if all of the following criteria are met:

(i)    Such Replacement Award shall consist of securities listed for trading following such Change in Control on a national securities exchange;

(ii)    Such Replacement Award shall have a value as of the date of such Change in Control equal to the value of the Target Number of Performance Shares (or, if greater, the number of Performance Shares based on actual performance from the beginning of the Performance Period until the Special CIC, as reasonably determined by the Committee based on available information), calculated as if the Performance Shares were exchanged for the consideration (including all stock, other securities or assets, including cash) payable for shares of Common Stock in such Change in Control transaction;

(iii)    Such Replacement Award shall become vested and the securities underlying the Replacement Award shall be issued to the Participant on the second anniversary of the commencement of the Performance Period or if such Change in Control occurs following that date shall become vested and shall be issued on third anniversary of the commencement of the Performance Period, in either case subject to Participant’s continued employment with the surviving or successor entity (or a direct or indirect subsidiary thereof) through such date, provided, however, that such Replacement Award will vest immediately upon and the securities underlying the Replacement Award shall be issued within 60 days after the date that (i) Participant’s employment is terminated by the surviving or successor entity Without Cause, (ii) Participant’s employment is terminated  for Good Reason, (iii) Participant’s death or (iv) Participant’s medically diagnosed permanent physical or mental inability to perform his or her job duties;

(iv)    Notwithstanding Section 3(c), such Replacement Award shall vest immediately prior to and the securities underlying the

Replacement Award shall be issued to Participant upon (A) any transaction with respect to the surviving or successor entity (or parent or subsidiary company thereof) of substantially similar character to a Change in Control, or (B) the securities constituting such Replacement Award ceasing to be listed on a national securities exchange, in each case so long as Participant remains continuously employed until such time; and

(v)    The Replacement Award or the right to such Replacement Award does not cause the Performance Shares to become subject to tax under Code Section 409A.

Upon such substitution the Performance Shares shall terminate and be of no further force and effect.

4.    Rights as Shareholder.  Participant shall not have any of the rights of a shareholder with respect to the Performance Shares except to the extent that shares of Common Stock on account of such Performance Shares are issued to Participant in accordance with the terms and conditions of this Agreement and the Plan.

5.    No Right to Continued Employment.  Nothing contained in this Agreement shall be deemed to grant Participant any right to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation, nor shall this Agreement be construed as giving Participant, Participant’s beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

6.    Withholding Taxes.  No later than the date as of which an amount first becomes includible in the gross income of Participant for federal income or employment tax purposes with respect to the Performance Shares, Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount.   To the extent approved in writing by the Committee, a Participant shall have the right to direct the Company to satisfy the minimum amount (or an amount up to a Participant’s highest marginal tax rate as may be permitted under the Plan from time to time provided such withholding does not trigger liability accounting under FASB ASC Topic 718 or its successor) required for federal, state and local tax withholding with Shares, including without limitation Shares otherwise delivered upon exercise of the SARs.  The obligations of the Company under the Plan and this Agreement shall be conditional on such payment, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

7.    No Fractional Shares.  If any terms of this Agreement call for payment of a fractional Performance Share, the number of Performance Shares issuable hereunder will be rounded down to the nearest whole number.

8.    Non-Transferability of Award.  The Common Stock underlying the Performance Shares shall not be assignable or transferable by Participant prior to their vesting and issuance in accordance with this Agreement, except by will or by the laws of descent and distribution. In addition, no Performance Shares shall be subject to attachment, execution or other similar process prior to vesting.

9.    Applicability of the Plan.  Except as specifically set forth herein, the Performance Shares are subject to all provisions of the Plan and all determinations of the Committee made in accordance with the terms of the Plan. By executing this Agreement, the Participant expressly acknowledges (i) receipt of the Plan and any current Plan prospectus and (ii) the applicability of the provisions of the Plan to the Performance Shares.

10.    Additional Conditions to Issuance of Performance Shares.  Notwithstanding the occurrence of the Vesting Date or Payout Date, the Company shall not be required to issue any Common Stock underlying the Performance Shares hereunder so long as the Company reasonably anticipates that such issuance will violate federal or state securities law or other applicable law; provided however, that in such event the Company shall issue such Performance Shares at the earliest possible date at which the Company reasonably anticipates that the issuance of the shares will not cause such violation.

11.    Modification; Waiver.  Except as provided in the Plan or this Agreement, no provision of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing and signed by Participant and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged, provided that any change that is advantageous to Participant may be made by the Committee without Participant’s consent or written signature or acknowledgement. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Participant acknowledges and agrees that the Committee has the right to amend this Agreement in whole or in part from time-to-time if the Committee believes, in its sole and absolute discretion, such amendment is required or appropriate in order to conform the award evidenced hereby to, or otherwise satisfy any legal requirement (including without limitation the provisions of Section 409A of the Code). Such amendments may be made retroactively or prospectively and without the approval or consent of Participant to the extent permitted by applicable law, provided that the Committee shall not have any such authority to the extent that the grant or exercise of such authority would cause any tax to become due under Section 409A of the Code.

12.    Notices.  Except as the Committee may otherwise prescribe or allow in connection with communications procedures developed in coordination with any third party administrator engaged by the Company, all notices, including notices of exercise, requests, demands or other communications required or permitted with respect to the Plan, shall be in writing addressed or delivered to the parties. Such communications shall be deemed to have been duly given to any party when delivered by hand, by messenger, by a nationally recognized overnight delivery company, by facsimile, or by first-class mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below:

If to Participant:

to Participant’s most recent address on the records of the Company

If to the Company:

Chipotle Mexican Grill, Inc.
610 Newport Center Drive, Suite 1300
Newport Beach, CA 92660
Attn: Sr. Director – Total Rewards

(or to such other address as the party in question shall from time to time designate by written notice to the other parties).

13.    Compensation Recovery.  The Company may cancel, forfeit or recoup any rights or benefits of, or payments to, the Participant hereunder, including but not limited to any Shares issued by the Company following vesting of the Performance Shares under this Agreement or the proceeds from the sale of any such Shares, under any future compensation recovery policy that it may establish and maintain from time to time, to meet listing requirements that may be imposed in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise.  The Company shall delay the exercise of its rights under this Section for the period as may be required to preserve equity accounting treatment.

14.    Governing Law.  Except to the extent that provisions of the Plan are governed by applicable provisions of the Code or other substantive provisions of federal law, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

CHIPOTLE MEXICAN GRILL, INC.

By:	/s/ Neil Flanzraich
By:	Neil Flanzraich
Chairman, Compensation Committee

Participant Name

Appendix A to 2019 Performance Share Agreement

Name of Participant: Participant Name

Performance Criteria

The performance criteria under this Incentive Award shall be 3 Year CRS Growth (for the period from January 1, 2019 to December 31, 2021) and 3 Year Average RCF Margin (for the period from January 1, 2019 to December 31, 2021), as such terms are defined below.

Performance Goal Table

The number of shares that can be earned under this Incentive Award is equal to the Target Number of Performance Shares multiplied by the percentage determined under the Performance Goal Table set forth below (the “Payout Percentage”).

3 Year Average RCF Margin	3 Year CRS Growth
	3.50%	4.00%	4.50%	5.00%	5.50%	6.00%	6.50%	7.00%
19.00%	0%	25%	50%	75%	100%	150%	150%	175%
20.00%	50%	75%	100%	125%	150%	200%	200%	250%
21.00%	75%	100%	125%	150%	200%	250%	250%	300%
22.00%	75%	125%	150%	200%	250%	275%	300%	300%

In no event will any Performance Shares be earned under this Appendix A if either (a) the 3  Year Average RCF Margin is less than 19.0%, or (b) 3 Year CRS Growth is less than 3.5%.  In no event may more than 300% of the Target Number of Performance Shares be earned under this Appendix A.  If the level of performance for either 3 Year CRS Growth, 3 Year Average RCF Margin or both falls between two stated performance levels in the Performance Goal Table, the Payout Percentage shall be determined under the heading “Interpolation” below.

3 Year CRS Growth

For purposes of the Performance Goal Table under this Appendix A, “3-Year CRS Growth” shall be determined with respect to the three year period beginning on January 1, 2019 using the following formula:

[(1+X)*(1+Y)*(1+Z)]^(1/3)-1

Where:

“X” = the annual percentage change in the Comparable Restaurant Sales for the fiscal year ending December 31, 2019

“Y” = the annual percentage change in Comparable Restaurant Sales for the fiscal year ending December 31, 2020

“Z” = the annual percentage change in Comparable Restaurant Sales for the fiscal year ending December 31, 2021

The following terms shall have the respective meanings set forth below when determining 3-Year CRS Growth:

“Comparable Restaurant” means a restaurant operated under the Chipotle Mexican Grill and/or Pizzeria Locale brands by the Company or its direct or indirect Subsidiaries, beginning in such restaurant’s 13th full calendar month of operations.

“CRS” or “Comparable Restaurant Sales”, with respect to a fiscal year, means the net sales attributable to Comparable Restaurants that are realized during such year, as determined in accordance with generally accepted accounting principles.  For avoidance of doubt, net sales from a restaurant shall only be counted after it has become a Comparable Restaurant.

3 Year Average RCF Margin

For purposes of the Performance Goal Table under this Appendix A, “3 Year Average RCF Margin” shall be determined under the following formula:

X + Y + Z

3

Where:

“X” = the Company’s RCF Margin from restaurant operations for the fiscal year ending December 31, 2019

“Y” = the Company’s RCF Margin from restaurant operations for the fiscal year ending December 31, 2020.

“Z” = the Company’s RCF Margin from restaurant operations for the fiscal year ending December 31, 2021.

“RCF Margin” represents the Company’s total revenue less restaurant operating costs (exclusive of depreciation and amortization), expressed as a percentage of the Company’s total revenue, for the applicable Company fiscal year.  RCF Margin shall be determined in accordance with generally accepted accounting principles as in effect on the first day of the applicable Performance Period.

Interpolation

The following rules shall be used to determine the Payout Percentage when the level of performance for either 3 Year CRS Growth, 3 Year Average RCF Margin or both falls between two stated performance levels in the Performance Goal Table:

(1)    Determine what the Payout Percentage would have been without interpolation based on the highest actual results achieved and reflected in the Performance Goal Table for 3 Year CRS Growth and 3 Year Average RCF Margin.  For example, assume that 3 Year Average RCF Margin is 19.25% and 3-Year CRS Growth is 3.75%.  The Payout Percentage with no interpolation would be zero, as the highest achieved level of performance under the Performance Goal Table is 19% for 3 Year Average RCF Margin and 3.5% for 3 Year CRS Growth (with respect to each Performance Criteria, the “Base Achieved Level”).

(2)    Calculate the CRS Adjustment Factor as follows:

(a)    Determine what the Payout Percentage would have been had positive results in excess of the Base Achieved Level for 3 Year CRS Growth been rounded up to the next highest level of stated performance in the Performance Goal Table (the “CRS Rounded Up Level”).  In the example noted in paragraph (1) above, the CRS Rounded Up Level would be 4.0% for 3 Year CRS Growth (3.75% rounded up to 4.0%), and the Payout Percentage based on the CRS Rounded Up Level would be 25% under the Performance Goal Table.

(b)    Determine, as a percentage, the extent to which the Company achieved results for 3 Year CRS Growth greater than its Base Achieved Level as compared to its CRS Rounded Up Level, assuming that 3 Year Average RCF Margin equals its Base Achieved Level.  In the example noted in Paragraph (1) above, the extent to which 3 Year CRS Growth was attained between its Base Achieved Level and CRS Rounded Up Level was 50%, assuming a Base Achieved Level of 19% for 3 Year Average RCF Margin (3.75% is halfway in between the Base Achieved Level and the CRS Rounded Up Level).

(c)    Calculate the CRS Adjustment Factor by (A) multiplying the difference between the percentages in paragraphs (2)(a) and (1) above by the percentage determined in paragraph (2)(b) above, rounded to the nearest tenth of a percent. In the example noted in paragraph (1) above, the CRS Adjustment Factor is 12.5% (i.e., (25% - 0%) multiplied by 50%).

(3)    Calculate the RCF Adjustment Factor as follows:

(a)    Determine what the Payout Percentage would have been had positive results in excess of the Base Achieved Level for 3 Year Average RCF Margin been rounded up to the next highest level of stated performance in the Performance Goal Table (the “RCF Rounded Up Level”).  In the example noted in paragraph (1) above, the RCF Rounded Up Level would be 20% for 3 Year Average RCF Margin (19.25% rounded up to 20%), and the Payout Percentage based on the RCF Rounded Up Level would be 50% under the Performance Goal Table.

(b)    Determine, as a percentage, the extent to which the Company achieved results for 3 Year Average RCF Margin greater than its Base Achieved Level as compared to its RCF Rounded Up Level, assuming that 3 Year CRS Growth equals its Base Achieved Level.  In the example noted in Paragraph (1) above, the extent to which 3 Year Average RCF Margin was attained between its Base Achieved Level and Rounded Up Level was 25%, assuming a Base Achieved Level of 3.5% for 3 Year CRS Growth.

(c)    Calculate the RCF Adjustment Factor by (A) multiplying the difference between the percentages in paragraphs (3)(a) and (1) above by the percentage determined in paragraph (3)(b) above, rounded to the nearest tenth of a percent. In the example noted in paragraph (1) above, the RCF Adjustment Factor is 12.5% (i.e., (50% - 0%) multiplied by 25%).

(4)    Calculate the Payout Percentage by adding the CRS Adjustment Factor and the RCF Adjustment Factor to the Base Achieved Level from Paragraph (1).  In the example noted in paragraph (1) above, the interpolated Payout Percentage would be 25% (i.e. 12.5% + 12.5% + 0%).

See Appendix B for additional examples of the interpolation method used to determine Payout Percentages when the level of performance for either 3 Year CRS Growth, 3 Year Average RCF Margin or both falls between two stated performance levels in the Performance Goal Table.

Other Provisions

If the Committee determines after granting an Incentive Award that there has been a change in  law or accounting rules, that impacts CRS and/or Restaurant‐level Cash Flow Margin as set forth in this Appendix A, the Committee shall modify these measures, in whole or in part, as it deems appropriate and equitable in its discretion for such events that were not determinable or considered at the Grant Date.  For the avoidance of doubt, no adjustments otherwise authorized under Section 8 of the Plan shall be made with respect to the Performance Shares except as specifically provided in this Appendix A.

The Target Number of Performance Shares shall be adjusted to prevent the enlargement or dilution of rights under this Award Agreement due to any increase or decrease in issued shares of the Company’s Common Stock without consideration consistent with the terms of the Plan.

Performance Shares that are earned under this Appendix A shall only be issued to the Participant to the extent that the continued employment conditions set forth in the Performance Share Agreement have been satisfied.

Appendix B to 2019 Performance Share Agreement

Seth forth below are additional examples illustrating the interpolation method used to determine Payout Percentages when the level of performance for either 3 Year CRS Growth, 3 Year Average RCF Margin or both falls between two stated performance levels in the Performance Goal Table in Appendix A. The numbered steps below refer to the steps described in detail in Appendix A, above.

Example 1

Assume that 3 Year Average RCF Margin is 19.5% and 3-Year CRS Growth is 4.75%.

(1)    The Base Achieved Level is 50%.

(2)    The CRS Adjustment Factor is calculated as follows:

(a)    The CRS Rounded Up Level would be 5% (4.75% rounded up to 5%), and the Payout Percentage based on the CRS Rounded Up Level would be 75% under the Performance Goal Table.

(b)    The percentage reflecting the extent to which 3 Year CRS Growth was attained between its Base Achieved Level and CRS Rounded Up Level is 50% (4.75% is halfway in between 4.5% and 5%).

(c)    The CRS Adjustment Factor is 12.5% (i.e., (75% - 50%) multiplied by 50%).

(3)    The RCF Adjustment Factor is calculated as follows:

(a)    The RCF Rounded Up Level would be 20% (19.5% rounded up to 20%), and the Payout Percentage based on the RCF Rounded Up Level would be 100% under the Performance Goal Table.

(b)    The percentage reflecting the extent to which 3 Year Average RCF Margin was attained between its Base Achieved Level and Rounded Up Level was 50% (19.5% is halfway in between 19% and 20%).

(c)    The RCF Adjustment Factor is 25% (i.e., (100% - 50%) multiplied by 50%).

(4)    The interpolated Payout Percentage would be 87.5% (i.e. 12.5% + 25% + 50%).

Example 2

Assume that 3 Year Average RCF Margin is 20.5% and 3-Year CRS Growth is 6.75%.

(1)    The Base Achieved Level is 200%.

(2)    The CRS Adjustment Factor is calculated as follows:

(a)    The CRS Rounded Up Level would be 7% (6.75% rounded up to 7%), and the Payout Percentage based on the CRS Rounded Up Level would be 250% under the Performance Goal Table.

(b)    The percentage reflecting the extent to which 3 Year CRS Growth was attained between its Base Achieved Level and CRS Rounded Up Level is 50% (6.75% is halfway in between 6.5% and 7%).

(c)    The CRS Adjustment Factor is 25% (i.e., (250% - 200%) multiplied by 50%).

(3)    The RCF Adjustment Factor is calculated as follows:

(a)    The RCF Rounded Up Level would be 21% (20.5% rounded up to 21%), and the Payout Percentage based on the RCF Rounded Up Level would be 250% under the Performance Goal Table.

(b)    The percentage reflecting the extent to which 3 Year Average RCF Margin was attained between its Base Achieved Level and Rounded Up Level was 50% (20.5% is halfway in between 20% and 21%).

(c)    The RCF Adjustment Factor is 25% (i.e., (250% - 200%) multiplied by 50%).

(4)    The interpolated Payout Percentage would be 250% (i.e. 25% + 25% + 200%).

Example 3

Assume that 3 Year Average RCF Margin is 20.9% and 3-Year CRS Growth is 4.9%.

(1)    The Base Achieved Level is 100%.

(2)    The CRS Adjustment Factor is calculated as follows:

(a)    The CRS Rounded Up Level would be 5% (4.9% rounded up to 5%), and the Payout Percentage based on the CRS Rounded Up Level would be 125% under the Performance Goal Table.

(b)    The percentage reflecting the extent to which 3 Year CRS Growth was attained between its Base Achieved Level and CRS Rounded Up Level is 80% (4.9% is four-fifths in between 4.5% and 5%).

(c)    The CRS Adjustment Factor is 20% (i.e., (125% - 100%) multiplied by 80%).

(3)    The RCF Adjustment Factor is calculated as follows:

(a)    The RCF Rounded Up Level would be 21% (20.9% rounded up to 21%), and the Payout Percentage based on the RCF Rounded Up Level would be 125% under the Performance Goal Table.

(b)    The percentage reflecting the extent to which 3 Year Average RCF Margin was attained between its Base Achieved Level and Rounded Up Level was 90% (20.9% is nine-tenths in between 20% and 21%).

(c)    The RCF Adjustment Factor is 22.5% (i.e., (125% - 100%) multiplied by 90%).

(4)    The interpolated Payout Percentage would be 142.5% (i.e. 20% +22.5% + 100%).